Investor / Media Relations
Jeff Grosklags
Senior Vice President
Phone: 952.525.5074


                   METRIS REPORTS NET INCOME OF $32.5 MILLION

     MINNETONKA, Minn. (July 20, 2005) - Metris Companies Inc. (NYSE: MXT) today reported net income of $32.5 million for the quarter ended June 30, 2005, or earnings of $0.20 per diluted common share. This compares to a net loss of $70.3 million for the quarter ended June 30, 2004, or a loss of $1.40 per diluted common share.

     The Company also reported net income of $60.1 million for the six-month period ended June 30, 2005, or earnings of $0.35 per diluted common share. This compares to a net loss of $28.7 million for the six-month period ended June 30, 2004, or a loss of $ 0.87 per diluted common share.

     "Our business results have strengthened over the last two years, and we are encouraged by the level of net income and earnings per share we posted in the second quarter," said Metris Chairman and Chief Executive Officer David Wesselink. "These results reflect the continued improvements in excess spread, asset quality and our cash flows, which have allowed us to pay down corporate debt in the first half of 2005 and invest more heavily in new marketing programs."

Operating Data
     New account originations for the quarter ended June 30, 2005 were 165,000. Gross active accounts were 2.2 million as of June 30, 2005, consistent with 2.2 million as of December 31, 2004, and June 30, 2004. The Company's managed credit card loans were $5.9 billion as of June 30, 2005, compared to $6.6 billion as of December 31, 2004, and $7.1 billion as of June 30, 2004. The managed two-cycle plus delinquency rate was 7.7% as of June 30, 2005, compared to 9.1% as of December 31, 2004, and 9.4% as of June 30, 2004. The managed net charge-off rate was 13.5% for the second quarter of 2005, compared to 14.5% in the previous quarter and 17.0% for the second quarter of 2004.

     Metris Master Trust Data The three-month average excess spread in the Metris Master Trust was 6.83% as of June 30, 2005, compared to 6.47% for the prior quarter and 3.83% as of June 30, 2004. The reported two-cycle plus delinquency rate in the Metris Master Trust was 7.7% as of June 30, 2005, compared to 9.2% as of December 31, 2004, and 9.5% as of June 30, 2004. The three-month average gross default rate of the Metris Master Trust was 15.5% as of June 30, 2005, compared to 17.1% for the prior quarter and 19.2% as of June 30, 2004.

Liquidity and Funding
     Consolidated total liquid assets were $287.0 million as of June 30, 2005, representing a $110.1 million decrease from $397.1 million as of December 31, 2004. The amount of total liquid assets held by the parent company and its non-bank subsidiaries was $193.5 million as of June 30, 2005, and $229.6 million as of December 31, 2004. The liquidity reserve deposit held by our bank subsidiary, which is not included in total liquid assets, was $70.0 million as of June 30, 2005, compared to $79.7 million as of December 31, 2004.

     Outstanding corporate debt was $78.6 million as of June 30, 2005, representing a decrease of $295.0 million from $373.6 million as of December 31, 2004. In the second quarter of 2005, the Company made optional prepayments totaling approximately $246 million on its senior-secured credit agreement due May 2007 and its Senior Notes due July 2006, which resulted in approximately $18.2 million in costs and charges. As a result of these prepayments, the Company paid off, in full, its remaining obligations owed under the senior-secured credit agreement. Subsequent to June 30, 2005, the Company made an additional $30 million prepayment on its Senior Notes due July 2006. In addition, the Company gave notice on July 13, 2005, of its intention to make an additional prepayment of $49.1 million, which is expected to be made on August 15, 2005. Following the August prepayment, all of the Company's corporate debt will be eliminated.

     During the quarter ended June 30, 2005, the Company issued $544 million in series 2005-1 asset-backed securities from the Metris Master Trust. Asset-backed funding was $4.8 billion, with $830 million in unused conduit capacity as of June 30, 2005, compared to $5.3 billion of asset-backed funding, with $840 million in unused conduit capacity as of December 31, 2004.

Results of Operations

Three Months Ended June 30, 2005  and 2004
     Revenues for the quarter ended June 30, 2005 were $179.0 million, a $152.2 million increase from $26.8 million for the quarter ended June 30, 2004. Interest-only revenue increased $41.4 million due to a 300-basis-point increase in average excess spread, partially offset by a $1.1 billion decrease in average principal receivables. Loss on new securitizations decreased $77.6 million due to a lower volume of new securitizations and higher excess spread assumptions used in calculating the loss on new securitization. Loss on replenishment decreased $14.3 million primarily due to higher excess spread assumptions used in calculating the loss on replenishment. Transaction and other costs decreased $39.8 million primarily due to fees incurred in 2004 related to establishing a two-year financing conduit.

     Servicing income on securitized receivables was $28.3 million for the quarter ended June 30, 2005, a decrease of $5.6 million from the second quarter of 2004 due to a $1.1 billion reduction in average principal receivables in the Metris Master Trust. Credit card loan and other interest income and credit card loan fees, interchange and other income totaled $5.1 million, a decrease of $5.1 million from the second quarter of 2004 due primarily to a reduction in average owned credit card loans of $55.3 million between the two periods. Enhancement services income was $3.0 million for the second quarter of 2005, a decrease of $4.0 million from the second quarter of 2004 primarily due to the declining number of memberships resulting from a declining portfolio. Total expenses were $129.0 million for the quarter ended June 30, 2005, a $5.8 million increase from $123.2 million for the quarter ended June 30, 2004. The increase resulted primarily from an $18.2 million increase in marketing expense during the three months ended June 30, 2005. This increase resulted from an increase in overall account marketing to offset a decline in customer response rates consistent with current trends in the industry, an increase in partnership marketing expenditures during the quarter, and campaign expense timing. In addition, there was a $7.7 million increase in other expenses that resulted primarily from costs associated with debt repayment during the second quarter of 2005, and a $2.4 million increase in employee compensation that resulted primarily from an increase in performance-based compensation during the quarter, partially offset by a reduction in other operating expenses. Largely offsetting these increases were a $14.2 million reduction in interest expense and a $4.1 million increase in the benefit for loan losses for the quarter ended June 30, 2005. The decrease in interest expense resulted from a $277.6 million reduction in average debt outstanding between the two periods. The increase in the benefit for loan losses resulted from the sale of credit card loans from our wholly owned subsidiary Direct Merchants Credit Card Bank, N.A. to the Metris Master Trust during the quarter.

Six Months Ended June 30, 2005 and 2004
     Revenues for the six-month period ended June 30, 2005 were $329.5 million, a $124.1 million increase from $205.4 million for the six-month period ended June 30, 2004. Interest-only revenue increased $55.3 million due to a 243-basis-point increase in average excess spread, partially offset by a $1.2 billion decrease in average principal receivables. Loss on new securitizations decreased $49.7 million due to a lower volume of new securitizations and higher excess spread assumptions used in calculating the loss on new securitization. Loss on replenishment decreased $26.8 million primarily due to higher excess spread assumptions used in calculating the loss on replenishment. Transaction and other costs decreased $71.9 million primarily due to fees incurred in 2004 related to establishing a two-year financing conduit and commitment fees to insure future asset-backed transactions. These improvements were partially offset by a $47.9 million decrease in the change in fair value of retained interests in loans securitized. This decrease was primarily due to a $73.2 million larger reduction in fair value related to the change in conduit borrowings and receivable attrition, partially offset by a $22.4 million larger increase in fair value related to interest earned on cash balances at the Metris Master Trust and the release of cash restricted due to performance resulting from improved Metris Master Trust performance.

     Servicing income on securitized receivables was $57.7 million for the six-month period ended June 30, 2005, a decrease of $12.4 million from the six-month period ended June 30, 2004, due to a $1.2 billion reduction in average principal receivables in the Metris Master Trust. Credit card loan and other interest income and credit card loan fees, interchange and other income totaled $12.9 million for the six-month period ended June 30, 2005, a decrease of $13.3 million from the six-month period ended June 30, 2004. This decrease was due primarily to a reduction in average owned credit card loans of $58.4 million between the two periods. Enhancement services income was $6.4 million for the six-month period ended June 30, 2005, a decrease of $8.0 million from the six-month period ended June 30, 2004, primarily due to the declining number of memberships resulting from a declining portfolio.


     Total expenses were $237.2 million for the six-month period ended June 30, 2005, a $0.3 million decrease from $237.5 million from the six-month period ended June 30, 2004. Included in this decrease for the six months ended June 30, 2005 over the comparable prior year period were a $16.7 million decrease in interest expense and a $6.4 million reduction in data processing services and communications expense. The decrease in interest expense resulted from a $141.7 million reduction in average debt outstanding between the two periods. The reduction in data processing services and communications expense resulted from a reduction in average gross active accounts between the two periods. Largely offsetting these decreases was a $21.4 million increase in marketing expense during the six months ended June 30, 2005. This increase resulted from an increase in overall account marketing to offset a decline in customer response rates consistent with current trends in the industry and an increase in partnership marketing expenditures during the quarter. This increase was partially offset by a reduction in expenses associated with the termination of our obligations under a temporary servicing arrangement with the purchaser of our membership club and warranty business.

     Metris Companies Inc. (NYSE:MXT), based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

     Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law.
Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential impact of any failure to operate in accordance with OCC directives, including those included in our Modified Operating Agreement; the ability of regulators to impose restrictions on Direct Merchants Bank that could negatively impact our operations or financial results; the risk that failure to comply with applicable laws, regulations, and card association bylaws and adverse changes in those laws, regulations, or card association bylaws, could have a negative impact on our financial results and could adversely affect our ability to conduct our business in a profitable manner; the fact that we are the subject of an SEC investigation; that the occurrence of certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust; that our target consumers generally have higher default rates and may be impacted more by general economic and social factors than lower default consumers; that we require a high degree of liquidity to operate our business, and an inability to access funding at the times and in the amounts that we need could adversely affect our ability to operate or our financial results; that we are the subject of an Internal Revenue Service examination; that changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers could adversely affect our financial results; the fact that we face intense competition; the fact that our financial results could be negatively impacted by fluctuations in our interests in our securitizations; the fact that our restatements of financial results have had, and may in the future continue to have, adverse effects on us; the effect of changes in the credit card market as the result of recent judicial decisions with MasterCard and Visa; and the fact that we are exposed to other industry-wide risks that could adversely affect our financial performance.

     For further information on risks that could impact us and the statements contained in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K, as amended.

     Metris Companies Inc. will host a live conference call on Thursday, July 21, 2005, at 11:00 a.m. Eastern Time. The press and public are invited to listen to a live webcast of the call by registering at http://www.metriscompanies.com. Click on the Investors icon to participate. A replay of the webcast will be available on July 21, 2005, at 2:00 p.m. Eastern Time. A recorded version of the conference call will be available for investors by calling 1-800-405-2236, reservation 11033044#. The recording will also be available beginning at 2:00 p.m. Eastern Time on July 21, 2005.

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data)

                                                                            June 30,
                                                                             2005                     December 31,
                                                                          (unaudited)                     2004
                                                                        --------------               --------------
Assets
Cash and due from banks                                              $          23,487             $         25,198
Federal funds sold                                                              27,395                       22,450
Short-term investments                                                         126,083                       43,070
                                                                        --------------               --------------
      Cash and cash equivalents                                                176,965                       90,718

Available for sale securities                                                  109,991                      306,409
Liquidity reserve deposit                                                       70,044                       79,746
Credit card loans, net of allowance for loan losses
     of $3,751 million and $12,409 million, respectively                         2,754                       55,821
Retained interests in loans securitized                                        769,184                      784,135
Property and equipment, net                                                     22,936                       24,135
Other receivables due from credit card securitizations, net                     66,847                       68,021
Other assets                                                                    47,345                       72,494
                                                                        --------------               --------------
      Total assets                                                   $       1,266,066             $      1,481,479
                                                                        ==============               ==============

Liabilities
Debt                                                                 $          78,626             $        373,624
Accounts payable                                                                34,448                       37,619
Accrued expenses and other liabilities                                         142,828                      122,934
                                                                        --------------               --------------
      Total liabilities                                                        255,902                      534,177
                                                                        --------------               --------------

Stockholders' Equity
Convertible preferred stock, par value $.01 per share;
      10,000,000 shares authorized, 1,444,186 and 1,381,327
      shares issued and outstanding, respectively                              537,960                      514,545
Common stock, par value $.01 per share;
      300,000,000 shares authorized, 65,501,049 and
      65,182,416 issued, respectively                                              655                          652
Paid-in capital                                                                237,168                      233,989
Unearned compensation                                                             (404)                          --
Treasury stock - 7,055,300 shares                                              (58,308)                     (58,308)
Retained earnings                                                              293,093                      256,424
                                                                        --------------               --------------
      Total stockholders' equity                                             1,010,164                      947,302
                                                                        --------------               --------------
      Total liabilities and stockholders' equity                     $       1,266,066             $      1,481,479
                                                                        ==============               ==============

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                  Three Months Ended             Six Months Ended
                                                                       June 30,                       June 30,
                                                                 2005           2004             2005         2004
Revenues
Loss on new securitizations of receivables to the
 Metris Master Trust                                        $  (13,046)     $  (90,640)     $  (42,207)   $  (91,886)
Loss on replenishment of receivables to the
 Metris Master Trust                                           (11,129)        (25,454)       (22,626)       (49,381)
Discount accretion                                              60,503          61,570        121,832        121,540
Interest-only revenue                                           96,503          55,137        185,388        130,069
Change in fair value of retained interests in
  loans securitized                                             15,696          20,718         20,808         68,683
Transaction and other costs                                     (5,886)        (45,674)       (12,498)       (84,383)
                                                            ----------      ----------     ----------     ----------
 Securitization income (expense)                               142,641         (24,343)       250,697         94,642

Servicing income on securitized receivables                     28,273          33,847         57,693         70,084
Credit card loan and other interest income                       3,211           5,010          8,159         10,116
Credit card loan fees, interchange and other income              1,920           5,264          4,700         16,080
Enhancement services income                                      2,961           6,976          6,426         14,456
Gain on sale of membership and warranty business                    --              --          1,800             --
                                                            ----------      ----------     ----------     ----------
 Total revenues                                                179,006          26,754        329,475        205,378
                                                            ----------      ----------     ----------     ----------
Expenses
Interest expense                                                 4,520          18,714         15,901         32,645
Benefit for loan losses                                         (4,603)           (491)        (5,551)        (6,583)
Marketing                                                       33,924          15,726         53,071         31,658
Employee compensation                                           38,086          35,723         74,595         74,668
Data processing services and communications                     11,832          13,777         23,832         30,249
Credit protection claims expense                                 4,030           5,036          9,443         11,384
Occupancy and equipment                                          4,761           5,984          9,654         12,385
Other                                                           36,448          28,735         56,207         51,110
                                                            ----------      ----------     ----------     ----------
 Total expenses                                                128,998         123,204        237,152        237,516
                                                            ----------      ----------     ----------     ----------

Income (loss) before income taxes                               50,008         (96,450)        92,323        (32,138)
Income tax expense (benefit)                                    17,505         (26,124)        32,239         (3,422)
                                                            ----------      ----------     ----------     ----------
Net income (loss)                                               32,503         (70,326)        60,084        (28,716)
Convertible preferred stock dividends                           11,838          10,830         23,415         21,421
                                                            ----------      ----------     ----------     ----------
Net income (loss) after preferred dividends                 $   20,665      $  (81,156)    $   36,669     $  (50,137)
                                                            ==========      ==========     ==========     ==========
Earnings (loss) per common share
Distributed                                                 $       --      $       --     $       --     $       --
Undistributed                                                     0.20           (1.40)          0.35          (0.87)
                                                            ----------      ----------     ----------     ----------
Total Basic                                                 $     0.20      $    (1.40)    $     0.35     $    (0.87)
                                                            ==========      ==========     ==========     ==========

Total Diluted                                               $     0.20      $    (1.40)    $     0.35     $    (0.87)

Shares used to compute earnings (loss) per common share
Basic                                                           58,295          57,924         58,221         57,857
Diluted                                                         59,045          57,924         58,981         57,857

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Quarterly Financial Information and Earnings per Share Data (In thousands, except per-share data) (unaudited)

                                                                                       Three Months Ended
                                                             June 30,       March 31,   December 31,    September 30,      June 30,
                                                              2005           2005           2004            2004             2004
                                                           -----------   -----------    -----------     -----------      -----------
Revenues
Loss on new securitizations of receivables to the
 Metris Master Trust                                       $  (13,046)    $  (29,161)    $  (51,735)    $       --       $  (90,640)
Loss on replenishment of receivables to the
 Metris Master Trust                                          (11,129)       (11,497)       (16,840)       (21,972)         (25,454)
Discount accretion                                             60,503         61,329         69,168         63,747           61,570
Interest-only revenue                                          96,503         88,885         75,325         87,316           55,137
Change in fair value of retained interests in
 loans securitized                                             15,696          5,112         20,314         25,518           20,718
Transaction and other costs                                    (5,886)        (6,612)        (9,539)        (6,634)         (45,674)
                                                           ----------     ----------     ----------     ----------       ----------
 Securitization income (expense)                              142,641        108,056         86,693        147,975          (24,343)

Servicing income on securitized receivables                    28,273         29,420         31,085         32,496           33,847
Credit card loan and other interest income                      3,211          4,948          5,435          4,549            5,010
Credit card loan fees, interchange and other income             1,920          2,780          2,150          3,736            5,264
Enhancement services income                                     2,961          3,465          4,939          5,692            6,976
Gain on sale of membership and warranty business                   --          1,800             --             --               --
                                                           ----------     ----------     ----------     ----------       ----------
 Total revenues                                               179,006        150,469        130,302        194,448           26,754
                                                           ----------     ----------     ----------     ----------       ----------

Expenses Interest expense                                       4,520         11,381         13,740         14,056           18,714
(Benefit) provision for loan losses                            (4,603)          (948)           413          1,408             (491)
Marketing                                                      33,924         19,147         29,810         17,190           15,726
Employee compensation                                          38,086         36,509         35,131         31,554           35,723
Data processing services and communications                    11,832         12,000         12,489         12,203           13,777
Credit protection claims expense                                4,030          5,413          3,086          3,421            5,036
Occupancy and equipment                                         4,761          4,893          4,764          5,442            5,984
Other                                                          36,448         19,759         27,964         23,985           28,735
                                                           ----------     ----------     ----------     ----------       ----------
 Total expenses                                               128,998        108,154        127,397        109,259          123,204
                                                           ----------     ----------     ----------     ----------       ----------

Income (loss) before income taxes                              50,008         42,315          2,905         85,189          (96,450)
Income tax expense (benefit)                                   17,505         14,734          2,208         23,425          (26,124)
                                                           ----------     ----------     ----------     ----------       ----------
Net income (loss)                                              32,503         27,581            697         61,764          (70,326)
Convertible preferred stock dividends                          11,838         11,577         11,323         11,073           10,830
                                                           ----------     ----------     ----------     ----------       ----------
Net income (loss) after preferred dividends                $   20,665     $   16,004     $  (10,626)    $   50,691       $  (81,156)
                                                           ==========     ==========     ==========     ==========       ==========

Earnings (loss) per common share(1)
Distributed earnings - Preferred                           $   11,838     $   11,577     $   11,323     $   11,073       $   10,830
Weighted average preferred shares                               1,412          1,381          1,351          1,321            1,292
                                                           ----------     ----------     ----------     ----------       ----------
Distributed earnings per share - Preferred                 $     8.38     $     8.38     $     8.38     $     8.38       $     8.38
                                                           ==========     ==========     ==========     ==========       ==========

Undistributed earnings (loss)                              $   20,665     $   16,004     $  (10,626)    $   50,691       $  (81,156)
Preferred ownership on a converted basis                           44%            44%            44%            44%              44%
                                                           ----------     ----------     ----------     ----------       ----------
Preferred stockholders' interest in
 undistributed earning (loss)(2)                           $    9,093     $    7,042     $       --     $   22,304       $       --
                                                           ----------     ----------     ----------     ----------       ----------
Weighted average preferred shares                               1,412          1,381          1,351          1,321            1,292
                                                           ----------     ----------     ----------     ----------       ----------
Undistributed earnings per share - Preferred               $     6.44     $     5.10     $       --     $    16.88       $       --
                                                           ==========     ==========     ==========     ==========       ==========

Undistributed earnings (loss)                              $   20,665     $   16,004     $  (10,626)    $   50,691       $  (81,156)
Common ownership                                                   56%            56%            56%            56%              56%
                                                           ----------     ----------     ----------     ----------       ----------

Common stockholders' interest in undistributed
 earnings (loss)(2)                                        $   11,572     $    8,962     $  (10,626)    $   28,387       $  (81,156)
                                                           ----------     ----------     ----------     ----------       ----------
Weighted average common shares and common
 share equivalents                                             59,045         58,953         58,083         58,915           57,924
                                                           ----------     ----------     ----------     ----------       ----------
Undistributed common earnings (loss) per share - Diluted   $     0.20     $     0.15     $    (0.18)    $     0.48       $    (1.40)
                                                           ==========     ==========     ==========     ==========       ==========


(1) In accordance with Emerging Issues Task Force Issue No. 03-6 Participating
Securities and the Two-Class Method under FASB Statement (128), earnings per common share are calculated as net income after preferred dividends, less undistributed income allocated to preferred stockholders', divided by the sum of weighted average common shares outstanding. For diluted earnings per share purposes, common share equivalents are added to the weighted average common shares outstanding unless they are determined to be anti-dilutive. Common share equivalents do not include an assumed conversion of preferred securities.

(2) Preferred stockholders' do not participate in any undistributed losses with common stockholders'.

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)

                                                                             Three Months Ended
                                                   June 30,       March 31,      December 31,    September 30,    June 30,
                                                     2005           2005            2004            2004            2004
                                                 -----------     -----------     -----------     -----------     -----------
Metris Master Trust
Restricted Cash
Cash restricted due to performance               $        --     $    35,059     $    36,367     $    94,427     $   119,703
Cash restricted due to corporate debt ratings         13,187          13,187          13,187          13,187          13,187
Other non-performance based cash restricted           35,593          62,296          37,770          44,716          59,667
                                                 -----------     -----------     -----------     -----------     -----------
Total cash restricted                            $    48,780     $   110,542     $    87,324     $   152,330     $   192,557
                                                 ===========     ===========     ===========     ===========     ===========


Gross Yield(1)                                         27.99%          28.73%          27.03%          26.49%          26.75%
Principal defaults                                     15.54%          17.08%          17.52%          16.79%          19.24%
Interest expense and servicing fees                     5.62%           5.18%           4.65%           4.12%           3.68%
                                                 -----------     -----------     -----------     -----------     -----------
Average excess spread                                   6.83%           6.47%           4.86%           5.58%           3.83%
                                                 ===========     ===========     ===========     ===========     ===========

Average principal receivables                    $ 5,666,656     $ 5,960,984     $ 6,180,757     $ 6,460,243     $ 6,801,726
Ending gross receivables                         $ 5,874,261     $ 6,050,712     $ 6,443,919     $ 6,654,178     $ 6,944,214
Ending principal receivables                     $ 5,586,973     $ 5,753,684     $ 6,117,669     $ 6,304,711     $ 6,580,659
Total two-cycle plus delinquency rate                    7.7%            8.3%            9.2%            9.7%            9.5%
Principal two-cycle plus delinquency rate                6.4%            7.0%            7.7%            8.2%            7.9%
Average enhancement levels                              11.4%           12.5%           12.1%           11.1%           11.7%

Selected Operating Data - Owned Basis
Balance Sheet
Total liquid assets
MCI and non-bank subsidiaries                    $   193,460     $   124,027     $   229,600     $   230,400     $   234,700
Direct Merchants Bank                                 93,496         183,211         167,527         173,130         166,529
                                                 -----------     -----------     -----------     -----------     -----------
                                                 $   286,956     $   307,238     $   397,127     $   403,530     $   401,229
                                                 ===========     ===========     ===========     ===========     ===========
Retained interests in loans securitized
        Contractual retained interests           $   478,440     $   516,983     $   537,945     $   493,574     $   525,085
        Excess transferor's interests                153,954         180,886         105,237         158,307          52,255
        Interest-only strip receivable               102,105          83,460          82,672          73,075          47,290
        Spread accounts receivable                    34,685          84,247          58,281         114,452         136,983
                                                 -----------     -----------     -----------     -----------     -----------
                                                 $   769,184     $   865,576     $   784,135     $   839,408     $   761,613
                                                 ===========     ===========     ===========     ===========     ===========
Valuation assumptions
        Monthly payment rate                            8.2%             7.7%            7.6%            7.5%            7.3%
        Gross yield                                    26.3%            26.3%           25.9%           25.5%           25.7%
        Annual interest expense and servicing fee       5.5%             5.4%            5.0%            4.7%            4.8%
        Annual gross principal default rate            17.4%            18.2%           18.4%           18.6%           19.5%
        Weighted average months to maturity            17.9             18.7            20.1            20.8            24.4

Discount Rate
Contractual retained interests/Excess
 transferor's interest                                 15.0%            15.0%           16.0%           16.0%           16.0%
Interest-only strip receivable                         30.0%            30.0%           30.0%           30.0%           30.0%
Spread accounts receivable                             15.0%            15.0%           16.0%           16.0%           15.3%

Average total stockholders' equity               $  995,154     $    958,492     $   953,794    $    914,917     $   912,051
Total stockholders' equity                       $1,010,164     $    975,322     $   947,302    $    945,657     $   882,746
Common stockholders' equity                      $  472,204     $    449,200     $   432,757    $    442,435     $   390,597
Common shares outstanding                            58,446           58,170          58,127          58,044          57,957
Preferred securities on a converted basis            45,054           45,054          45,054          45,054          45,054
Total book value                                 $     9.76     $       9.45     $      9.18    $       9.17     $      8.57
Common stockholders' book value                  $     8.08     $       7.72     $      7.45    $       7.62     $      6.74


(1)Includes cash flows from finance charges, late, overlimit, debt waiver and cash advance fees, bad debt recoveries and interchange income.

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

                                                                                  Three Months Ended
                                                      June 30,        March 31,       December 31,     September 30,      June 30,
                                                        2005            2005              2004             2004             2004
                                                     ----------      ----------       -----------      ------------      ---------
Selected Operating Data - Owned Basis:
Income Statement
Loss on new securitizations of receivables to the
  Metris Master Trust:
  Defeasance of maturing ABS series into conduit     $       --      $  (34,525)(2)   $  (16,559)(4)   $       --     $  (78,008)(6)
  New term ABS transactions                             (13,046)(1)          --          (35,176)(5)           --        (12,632)(7)
  Issuance of BB bonds                                       --           5,364 (3)           --               --             --
                                                     ----------      ----------       ----------       ----------     ----------
                                                        (13,046)        (29,161)         (51,735)              --        (90,640)

Loss on replenishment of receivables to the Metris
  Master Trust                                          (11,129)        (11,497)         (16,840)         (21,972)       (25,454)
Discount Accretion                                       60,503          61,329           69,168           63,747         61,570
Interest-only revenue:
  Gross Yield(8)                                        390,961         414,405          414,140          424,823        441,130
  Principal defaults                                    219,105         249,571          271,603          271,715        324,723
  Interest expense and servicing fees                    75,353          75,949           67,212           65,792         61,270
                                                     ----------      ----------       ----------       ----------     ----------
                                                         96,503          88,885           75,325           87,316         55,137

Change in fair value of retained interests in
 loans securitized                                       15,696           5,112           20,314           25,518         20,718
Transaction and other costs                              (5,886)         (6,612)          (9,539)          (6,634)       (45,674)
                                                     ----------      ----------       ----------       ----------     ----------
  Securitization income (expense)                    $  142,641      $  108,056       $   86,693       $  147,975     $  (24,343)
                                                     ==========      ==========       ==========       ==========     ==========

Other Expenses
  MasterCard/Visa assessment and fees                $    2,051      $    1,677       $    1,881       $    1,625     $    1,547
  Credit card fraud losses                                  455             533              619              696            433
  Legal fees                                              2,058             861            2,306            2,788          1,929
  Collection and risk management                          2,889           3,091            3,066            3,301          3,173
  Other professional fees                                 4,550           4,581            5,317            5,318          4,006
  Purchased portfolio premium amortization                1,458           1,709            1,557            2,241          2,105
  Asset impairment, lease write-offs and severance          (11)             35              682            1,263          1,791
  Debt prepayment expenses                               18,252           1,989            7,481               --          4,879
  General and administrative expenses and other           4,746           5,283            5,055            6,753          8,872
                                                     ----------      ----------       ----------       ----------     ----------
    Total other expenses                             $   36,448      $   19,759       $   27,964       $   23,985     $   28,735
                                                     ==========      ==========       ==========       ==========     ==========


(1) Loss represents $89 million retained bond (14.0% required subordination, including the issuance of BB bonds) discounted at 15% for 23 months, partially offset by the present value of future 20 months assumed excess spread discounted at 30%.

(2) Loss represents $204 million retained bond (18.5% required subordination) discounted at 16% for 15 months and a $33 million spread account floor discounted at 16% for 15 months, partially offset by the present value of future
15 months assumed excess spread discounted at 30%.

(3) Gain represents the reversal of the remaining discount (16% over 21 months) on a $53 million retained bond, partially offset by a $7 million interest reserve account discounted at 16% for 21 months and increased interest expense on $53 million of BB bonds discounted monthly at 30%.

(4) Loss represents discount on an $82 million retained bond (18.5% required subordination) discounted at 16% for 18 months and a $15 million spread account floor discounted at 16% for 18 months, partially offset by the present value of future 18 months assumed excess spread discounted at 30%.

(5) Loss represents discount on $155 million retained bond (20.5% required subordination) discounted at 16% for 23 months, partially offset by the present value of future 23 months assumed excess spread discounted at 30%.

(6) Loss represents discount on a $250 million retained bond (18.5% required subordination) at 16% for 24 months and a $47 million spread account floor discounted at 15.25% for 24 months, partially offset by the present value of future 24 months assumed excess spread discounted at 30%.

(7) Loss represents discount on $27 million retained bond (12% required subordination) discounted at 16% for 36 months and a $7 million spread account floor discounted at 15.25% for 36 months, partially offset by the present value of future 36 months assumed excess spread discounted at 30%.

(8) Includes cash flows from finance charges, late, overlimit, debt waiver and cash advance fees, bad debt recoveries and interchange income.

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America; however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.

                                                                           Three Months Ended
                                                 June 30,       March 31,     December 31,   September 30,     June 30,
                                                   2005           2005           2004            2004            2004
                                               -----------    -----------     -----------    ------------    -----------

Selected Operating Data - Managed Basis:
Account Originations
Partner                                                 38             34              42             28              15
Non-partner                                            127            129             166             90              81
                                                ----------     ----------      ----------     ----------      ----------
Total account originations                             165            163             208            118              96
                                                ==========     ==========      ==========     ==========      ==========

Gross active accounts
Historical vintages(1)                               1,452          1,555           1,678          1,802           1,947
New vintages(1)                                        708            613             499            375             292
                                                ----------     ----------      ----------     ----------      ----------
                                                     2,160          2,168           2,177          2,177           2,239
                                                ==========     ==========      ==========     ==========      ==========
Period-end loans
Historical vintages(1)                         $ 4,887,827    $ 5,261,812     $ 5,787,904    $ 6,164,106     $ 6,596,605
New vintages(1)                                  1,046,209        908,165         792,316        617,358         486,550
                                                ----------     ----------      ----------     ----------      ----------
                                               $ 5,934,036    $ 6,169,977     $ 6,580,220    $ 6,781,464     $ 7,083,155
                                                ==========     ==========      ==========     ==========      ==========
Period-end loans(2):
Credit card loans                              $     6,505    $    61,956     $    68,230    $    70,389     $    72,491
Receivables held by the Metris Master Trust      5,927,531      6,108,021       6,511,990       6,711,075      7,010,664
                                                ----------     ----------      ----------     ----------      ----------
Managed                                        $ 5,934,036    $ 6,169,977     $ 6,580,220    $  6,781,464    $ 7,083,155
                                                ==========     ==========      ==========     ==========      ==========
Average loans(2):
Credit card loans                              $    25,529    $    65,571     $    69,310    $    72,581     $    80,779
Receivables held by the Metris Master Trust      6,021,409      6,346,605       6,589,913       6,892,481      7,258,288
                                                ----------     ----------      ----------     ----------      ----------
Managed                                        $ 6,046,938    $ 6,412,176     $ 6,659,223    $  6,965,062    $ 7,339,067
                                                ==========     ==========      ==========     ==========      ==========
Two-cyle plus delinquencies:
Credit card loans                              $     3,283    $     6,205     $     7,781    $     8,886     $     9,321
Receivables held by the Metris Master Trust        453,146        504,840         593,819        648,321         658,650
                                                ----------     ----------      ----------     ----------      ----------
Managed                                        $   456,429    $   511,045     $   601,600    $   657,207     $   667,971
                                                ==========     ==========      ==========     ==========      ==========
Two-cycle plus delinquency ratio:
Credit card loans                                     50.5%          10.0%           11.4%          12.6%           12.9%
Receivables held by the Metris Master Trust            7.6%           8.3%            9.1%           9.7%            9.4%
Managed                                                7.7%           8.3%            9.1%           9.7%            9.4%
Net charge-offs
Credit card loans                              $     1,476    $     1,631     $     2,298    $     2,490     $     3,080
Receivables held by the Metris Master Trust        202,226        227,592         257,106        253,782         307,563
                                                ----------     ----------      ----------     ----------      ----------
Managed                                        $   203,702    $   229,223     $   259,404    $   256,272     $   310,643
                                                ==========     ==========      ==========     ==========      ==========
Net charge-off ratio annualized:
Credit card loans                                     23.2%          10.1%           13.2%          13.6%           15.3%
Receivables held by the Metris Master Trust           13.5%          14.5%           15.5%          14.6%           17.0%
Managed                                               13.5%          14.5%           15.5%          14.6%           17.0%


(1) New vintages include credit card account originations between 2003 and 2005.
Historical vintages include credit card account originations and portfolio purchases prior to 2003.

(2) Included in period-end loans and average loans are principal receivables, accrued finance charges and net deferred acquisition costs.
